Exhibit 5.1

DIETERICH & MAZAREI

11835 West Olympic Boulevard, Suite 1235E

Los Angeles, California 90064

June 28, 2011

Rampart Detections Systems, Ltd.

22242 48th Avenue, Suite 203

Murrayville, British Columbia, Canada V6E 3V7

Gentlemen:

I refer  to  the  Registration  Statement  on  Form  F-1,  the  “Registration  Statement”  filed  by Rampart

Detection Systems, Ltd., a British Columbian corporation (the “Company”), with the United States

Securities and Exchange Commission under the Securities Act of 1933, relating to the offer, by the selling  shareholders  listed  therein  and  the  Company,  of  300,000  shares  of  common  stock,  no  par value per share (the “Stock”).

As counsel to the Company, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion, including a review of applicable federal law. In these examinations, I have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of  fact  material  to  this  opinion,  I  have  relied  upon  statements  and  certificates  of  officers  and representatives of the Company.

Based upon of this examination, I am of the opinion that under Canadian law, including the statutory provisions,  all  applicable  provisions  of  the  Canadian  regulatory  structure  and  reported  judicial decisions  interpreting  those  laws,  the  300,000  shares  of  stock  offered  by the  selling  shareholders have  been  validly authorized,  and,  when  issued  in  accordance  with  the  terms  of  the  Registration

Statement and the proposed dividend by Regal One Corporation, will be legally issued, fully paid,

and non-assessable. If any of the 300,000 shares are transferred or sold in accordance with the terms of the prospectus, they would continue to be legally issued, fully paid, non-assessable shares of the

Company.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with such state regulatory agencies in states that may require filings in connection with the registration of the Stock for an offer and sale in those states.

Respectfully,

/s/ Christopher Dieterich

Christopher H. Dieterich

DIETERICH & MAZAREI